UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 26, 2016

WAVE SYSTEMS CORP.

(Exact name of registrant as specified in its charter)

Delaware	0-24752	13-3477246
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Delaware Avenue, Suite 1100, Wilmington, Delaware 19801

(Address of administrative offices) (Zip Code)

Registrant’s telephone number, including area code (413) 243-1600

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03	Bankruptcy or Receivership.

As previously disclosed, Wave Systems Corp. (the “Company”), commenced a bankruptcy case (the “Chapter 7 Case”) by filing a voluntary petition for relief under the provisions of Chapter 7 of Title 11 of the United States Code, 11 U.S.C. §§ 101 et seq. (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). On May 16, 2016, the Bankruptcy Court entered an order converting the Chapter 7 Case to a case under the provisions of Chapter 11 of Title 11 of the Bankruptcy Code (the “Chapter 11 Case”). Since May 20, 2016, the Company has operated under a court appointed Chapter 11 Trustee under the jurisdiction of the Bankruptcy Court.

On August 26, 2016, the Bankruptcy Court entered an order (Docket No. 303) (the “Confirmation Order”) confirming the Chapter 11 Plan of Reorganization of the Company dated June 17, 2016, as amended on August 23, 2016 (collectively, with all exhibits and supplements and modifications or other amendments thereto, the “Plan”). The Plan became effective on August 29, 2016 (the “Effective Date”). Pursuant to the Confirmation Order, on the Effective Date, (a) the Company continued in existence as a reorganized entity (the “Reorganized Company”), (b) substantially all assets of the Company, except certain patents, and potential estate causes of action which may result in litigation recoveries to be distributed to holders of allowed claims and, potentially, interests pursuant to Article VII of the Plan and funds earmarked for payment of professional fees in connection with the Chapter 11 Case, vested in the Reorganized Company, (c) all previously outstanding common stock of the Company and all rights to convert, exchange or receive Company common stock were automatically cancelled, released and extinguished, and all rights of ownership evidenced by the common stock were terminated, and the Company’s pre-reorganization stockholders are not entitled to receive or retain any cash, securities or other property on account of their cancelled, released, extinguished, and terminated common stock and rights, unless amounts remain in the bankruptcy estate following satisfaction of all allowed claims of the Company’s creditors, and (d) ESW Capital LLC (“ESW”) received as follows: (i) in its capacity as post-petition lender, ESW received 60% of the New Common Stock (as defined below) on the Effective Date in exchange of amounts loaned under the Post-Petition Note (as such term is defined in the Plan) via the Subscription Option (as such term is defined in the Plan), and (ii) in its capacity as Plan sponsor, ESW received the remainder of the New Common Stock in exchange for cash payments of $3,800,000, which amount was on deposit with the Chapter 11 Trustee on the Effective Date, and an additional $3,075,000, which was paid by ESW on the Effective Date.

The authorized capital stock of the Reorganized Company consists of 10,000 shares of common stock, par value $0.0001 per share (“New Common Stock”). Pursuant to the Plan, on the Effective Date, 1,000 shares of New Common Stock were issued to ESW as described above.

Information as to the assets and liabilities of the Company as of June 30, 2016, is hereby incorporated by reference to the Company’s Monthly Operating Report for the Period beginning May 16, 2016 and ending June 30, 2016, attached as Exhibit 99.7 to the Company’s Form 8-K filed with the Securities and Exchange Commission on August 16, 2016.

The description of the Confirmation Order and the Plan contained herein does not purport to be complete and is qualified in its entirety by the reference to the Confirmation Order and the Plan attached hereto as Exhibits 99.1 and 99.2, respectively, and incorporated herein by reference.

Item 8.01	Other Events.

For access to the Bankruptcy Court documents and other general information about the Chapter 11 Case (In re: Wave Systems Corp., Case No. 16-10284), please visit http://www.upshotservices.com/wavesystems. Information contained on or that can be accessed through such website is not part of this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

No.	Description

99.1	Order Confirming Plan of Reorganization of Wave Systems Corp.

99.2	Plan of Reorganization of Wave Systems Corp., dated June 17, 2016, as amended on August 23, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WAVE SYSTEMS CORP.
(Registrant)

Date: August 29, 2016	By:	/s/ David W. Carickhoff
David W. Carickhoff
Chapter 11 Trustee

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